Item 77c

An Annual Meeting of Shareholders was held on June 14, 2016.
Shareholders voted to elect Trustees of the Fund to hold office for a term of three years or until their respective successors shall have been duly elected and qualified. The following votes were cast with respect to each of the nominees:

                               For           Withheld
Michael W. Bonney              19,980,702        583,546
Oleg M. Pohotsky, M.B.A., J.D.       19,835,219        729,029
William S. Reardon, CPA              19,974,900        589,348

Michael W. Bonney, William S. Reardon, CPA and Oleg M. Pohotsky M.B.A.,
J.D. were elected to serve until the 2019 Annual Meeting.

Trustees serving until the 2017 Annual Meeting are Rakesh K. Jain, Ph.D., and Lucinda H. Stebbins, CPA.

Trustee serving until the 2018 Annual Meeting is Uwe E. Reinhardt, Ph.D.
and Daniel R. Omstead, Ph.D.

Shareholders ratified the appointment of Deloitte & Touche LLP as the independent registered public accountants of the Fund for the fiscal year ending September 30, 2016 by the following votes:

  For       Against/Withhold       Abstain
            20,000,318         283,092           280,837

Shareholders approved the change of the sub-classification of the Fund from diversified to non-diversified by the following votes:

              For        Against/Withhold       Abstain    Broker non-votes
           15,075,990         1,022,787          337,432        4,128,038

Shareholders approved the amendment to the Funds fundamental investment restriction regarding issuing senior securities by the following votes:

              For        Against/Withhold       Abstain    Broker non-votes
          14,760,633     1,313,861          361,715       4,128,038

Shareholders approved the amendment to the Funds fundamental investment restriction regarding investments in other investment companies by the following votes:

             For        Against/Withhold        Abstain    Broker non-votes
          14,434,627     1,643,439         358,143        4,128,038

Shareholders approved the amendment to the Funds fundamental investment restriction regarding short sales and purchasing securities on margin by the following votes:

            For        Against/Withhold        Abstain     Broker non-votes
        13,945,503          2,120,564        370,141       4,128,038